Exhibit 5.1

[LATHAM & WATKINS LETTERHEAD]

June 4, 2003

Valentis, Inc.

863A Mitten Road
Burlingame, California  94010

                Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration by Valentis, Inc., a Delaware corporation (the “Company”), of 1,981,666 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issuable under the Company’s Amended and Restated 1997 Equity Incentive Plan (the “1997 Plan”), the Company’s Amended and Restated 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Plan”), the Company’s Amended and Restated 2001 Nonstatutory Incentive Plan (the “2001 Plan”) and the Company’s 2003 Employee Stock Purchase Plan (together with the 1997 Plan, the 1998 Plan and the 2001 Plan, the “Plans”), under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on June 4, 2003 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.  In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Plans, will be validly issued, fully paid and nonassessable.

                We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Latham & Watkins LLP